EXHIBIT 23











                CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the registration statements of Aztar Corporation on Form S-8 (Registration No. 33-32399 and No. 33-44794) of our reports, dated February 16, 1995 on our audit of the consolidated financial statements and financial statement schedule of Aztar Corporation as of December 29, 1994 and December 30, 1993 and for each of the three years in the period ended December 29, 1994, which reports are included in this Annual Report on Form 10-K.











COOPERS & LYBRAND L.L.P.




Phoenix, Arizona
March 20, 1995